SOURCE: MineCore International, Inc.

May 11, 2009 07:00 ET

MineCore Discusses FYE March 31, 2008 Financial Statements

SAN JOSE, CA--(Marketwire - May 11, 2009) - MineCore International, Inc. ("MineCore") (PINKSHEETS: MCIO) discusses unaudited Fiscal Year End (FYE) March 31, 2008 and 2007 consolidated financial statements. MineCore is in the process of completing its consolidated financial statements for FYE March 31, 2009 as well as prior years. As the audits are completed, the SEC filings will be made with the objective of re-establishing MineCore as a fully reporting and compliant entity so as to list on the Over The Counter Bulletin Board (OTC:BB) exchange and ultimately on a major exchange.

Principles of consolidation

Our consolidated financial statements include the accounts of all of our wholly owned subsidiaries and entities in which we hold a controlling financial interest. The consolidated financial statements include the accounts of the Company and those of its wholly owned Venezuelan subsidiaries: Consorcio Minero Miamo, C.A., Americana Gold and Diamond Holdings Inc. de Venezuela, C.A., Desarrollos Americana Gold and Diamond Holdings, C.A., its wholly owned Canadian subsidiaries: Platinum Works, Inc., American Gem Corp., Terrablock Technologies International Ltd., its wholly owned South African subsidiaries: Robow Investments No. 156, Robow Investments No. 157, and its wholly owned United States subsidiaries: Platinum Works 2000, Inc., Platinum Works Incorporated, National Environmental Remediation Services, Inc. and National/EPI LLC as of March 31, 2008 and 2007. All subsidiaries balances and transactions have been eliminated in the consolidation.

Operating Results (Unaudited):

MineCore is an exploration company, as defined under SEC Industry Guide 7 and accounts for its expenses as a development stage company as defined under Statement of Financial Accounting Standard ("SFAS") No. 7, Accounting and Reporting by Development Stage Enterprises, and as such all expenses incurred for the operating year are expensed and revenue earned is a recovery of expenses. Exploration and testing costs are expensed. Gemstones recovered as a result of the testing and exploration are not carried as an asset in the books of the Company although the gemstones are regarded as a valuable asset and treated as such with a zero book value. During the years 2008 and 2007, we had the following unaudited operating results:

			Cumulative from inception 1991 to 2008
	March 31,
	2008	2007

Operating loss	$(684,864)	$(416,764)	$(22,022,467)
Financial interest expenses, net	$(236,598)	$(234,316)	$(1,212,399)
Currency translation adjustment	-	-	$685,045
Retirement of fixed assets and other	-	-	$(3,523,877)
Purchase agreement	-	-	$(2,037,250)
Other income	$662,614	-	$1,412,558
Net loss	$(258,848)	$(651,080)	$(26,698,390)

Weighted average number of common shares outstanding	97,096,648	97,096,648
Loss per share-undiluted	$(0.0027)	$(0.0068)

Weighted average number of common shares fully diluted	228,006,914	228,006,914
Loss per share-diluted	$(0.0027)	$(0.0068)

Assets (Unaudited):

	March 31,
	2008	2007
Assets
Current assets	$11,014,089	$10,913,047
Property, Plant and Equipment	92,548,060	92,560,950
Other Assets	2,936,824	2,936,824
Total Assets	$106,498,972	$106,410,820

The unaudited current assets include a deposit of $10,639,892 for the purchase of McKenzie Plant Hire (MPH) with the shareholders of MPH in the form of shares and cash of Robow Investments No. 156, a Republic of South Africa Corporation. MineCore purchased MPH in 2003 with a debt obligation. In Fiscal Year End 2005, the transaction was unwound with the right of first refusal to acquire the assets of MPH. The deposit is fully refundable to the Company and is in the form of common voting shares, warrants and cash.

Our unaudited property, plant and equipment include mining concessions as of March 31, 2008 and 2007, at cost of acquisition with no depletion deducted, as follows:

Country Location	Target Resource	2008	2007
Canada	Ammolite	$4,172,443	$4,168,219
Madagascar	Sapphire	$86,213,039	$86,213,039
Venezuela	Gold	$2,020,233	$2,020,233
Total		$92,405,715	$92,401,491

Ammolite Concessions -- Canada

The Company has exploitation concessions on 963.92 hectares of ammonite shell bearing properties granted by six permits under the Province of Alberta's Ammolite Shell Regulation in the ammonite rich districts around the Bow and the St. Mary's River. The presence of gem quality ammonites in the Bow River blocks was confirmed in an evaluation by Sproule Associates Limited (Sproule), Geological and Petroleum Engineering Consultants of Calgary, Alberta in January 2004.

Sapphire Concessions -- Madagascar

The Company has a 100% interest in 3,900 hectare sapphire concessions with options to acquire an additional 11,700 hectares in the Ilakaka sapphire field in Madagascar. This field represents, in our opinion, a world class target with excellent potential for development into a robust commercial mining operation.

Independent geological testing was performed by Behre Dolbear in 2001 and Richard Bachman in 2003. Each of the tests confirmed sapphire occurrences on the property. In addition to the independent tests, the operator, we have conducted tests using artisan miners. Diggings confirmed sapphire presence and the continuation of Zone 1 across several concessions at a depth of 6 to 8 feet below the surface. Testing on blocks 6, 7, 11, 12, 14 and 17 confirms that the property has 3 gravel horizons or zones that have sapphire occurrences. A model, based on artisanal diggings, was developed which assumes that the 3 zones are throughout the whole property except where the Islo River intersects the property and elevation. Based on this model, the probable (indicated) reserves insitu are estimated at:

	Estimated Rough Ore Material (ROM)
	Upper Zone		Middle Zone		Lower Zone
	Est. Minable	Est. ROM	Est Minable	Est. ROM	Est Minable	Est. ROM
Block	Area	Thickness	Area	Thickness	Area	Thickness	Total ROM
6	2,500,000	1.50	3,000,000	1.50	6,250,000	1.50	17,625,000
7	6,250,000	1.50	6,250,000	1.50	6,250,000	1.50	28,125,000
11	4,687,500	1.50	4,687,500	1.50	6,250,000	1.50	23,437,500
12	4,687,500	1.50	4,687,500	1.50	6,250,000	1.50	23,437,500
14	2,500,000	1.50	3,000,000	1.50	6,250,000	1.50	17,625,000
17	2,500,000	1.50	3,000,000	1.50	6,250,000	1.50	17,625,000
Total Rom	23,125,000	1.50	24,625,000	1.50	37,500,000	1.50	127,875,000
Est. Valeu M3	$50.00		$159.18		$159.18
Est. Ind. Res.	$1,734,375,000		$5,879,711,250		$8,953,875,000		$16,567,961,250

Based on the testing of the independent mining consultants, the upper zone was discounted with a value of $50 per cubic meter. The Middle zone was based on the Behre Dolbear bulk-sampling tests and the Lower Zone value was based on the Behre Dolbear bulk-sampling tests. Estimated ROM value is based on wholesale cut and polished stones, rough uncut stones sell for 50% of wholesale cut and polished stones.

Mining Concession -- Venezuela

The La Fortuna property is a single 520-hectare Exploitation Concession under contract with the C.V.G. (Government of Venezuela) based north of Las Cristinas at Km 88, in the state of Bolivar, Venezuela. The deposits are alluvial and in saprolite veins to depth in fresh rock with broad zones of potassic alteration with gold mineralization.

The Company started work on the property in 1995. Work completed to date consists of soil sampling, trenching, auguring and diamond drilling. Soil sampling revealed several areas of good gold anomalies, with values up to 3.64 grams per tonne in the soils. Trenching has revealed four broad zones of pervasive alteration and gold mineralization with ore grade sections up to 3.88 grams per tonne over widths of 9.0 meters running through them. Diamond drilling has confirmed the mineralization indicated in the trenches. The best result in the drilling is 4.71 grams per tonne over 9.0 meters in the Central Zone and 9.09 grams per tonne over 4.0 meters in the Fortuna Zone. Tests to date, on a partial sampling of the property, have indicated resources of 61,882 oz AU from 3,291,570 tonnes of ore in trenched areas.

Other Assets (Unaudited):

The unaudited other assets of the Company include investments in various entities totaling $2,868,520 and $2,936,824, 2008 and 2007 respectively. The investments made by the Company were made to position the Company for future growth and are accounted for on a historical cost basis.

Current Liabilities (Unaudited):

The unaudited current liabilities of $2,425,381 and $2,451,345, 2008 and 2007 respectively, includes $2,194,440 and $2,068,919, 2008 and 2007 respectively, for Series A, B and C 25% Debentures which include accrued interest of $1,358,840 and $1,233,319, 2008 and 2007 respectively. The Series A, B and C Debentures are due and scheduled to be paid from the proceeds of funding for the Madagascar Sapphire Mining Project.

Related Party Transactions -- Shareholder Loans (Unaudited):

The Company has a note payable with our Chairman, COO and affiliate, Jerry G. Mikolajczyk, in the amount of $1,241,626 and $1,088,262, as of March 31, 2008 and 2007, respectively. The loan is interest bearing at a rate of 10% per annum and has no fixed repayment date.

In addition, we also have a note payable with a non-affiliated shareholder in the amount of $907,680 and $688,080 as of March 31, 2008 and 2007, respectively. The loan is interest bearing at a rate of 10% per annum and has no fixed repayment date.

Capital Stock (Unaudited):

The Company is authorized to issue up to 500,000,000 common voting shares with a par value of $.001 and 10,000,000 preferred shares with a par value of $.001. As of March 31, 2008 and 2007, we have 97,096,548 common voting shares issued and outstanding and 25 preferred shares.

In 2004, we acquired Platinum Works 2000, Inc., formerly Platinum Works, Inc., on a share exchange basis with the shareholders of Platinum Works 2000, Inc ("PWI"). The Share Exchange Agreement requires that the financial statements for MineCore International, Inc. (MineCore), formerly Americana Gold and Diamond Holdings, Inc. as of December 31, 2003, and PWI as of June 30, 2004, be audited by an independent certified public accounting firm (the "auditors"). The auditors have not completed the audits due to delays by both companies. Management for both companies have prepared financial statements resulting in the exchange rate of 1.518666 MineCore units to each one common voting share of PWI. Based on the financial statements prepared, MineCore was to issue 103,758,066 units. Only 85,728,749 units were issued and the Company holds a reserve 18,029,317 units upon completion of the audits. The reserve would be used to offset a deficiency or shortfall of units issued upon completion of both audits.

Each unit consists of one restricted Rule 144 common voting share (the "restricted share") and one warrant to purchase a MineCore restricted share. The Company has two classes of warrants, of which 3,719,822 warrants allow the holder to purchase a restricted share within a 730 day period at various step up rates every 120 days following relisting of the Company on the OTC:BB and 109,161,127 warrants that allow the holder of the warrant to purchase a restricted share within a 730 day period at various step up rates every 120 days following closing of various transactions, all of which have expired. However, due to a delay by the Company to complete its financial statement audits and resume listing on the OTC:BB within the 730 days following the transaction close, the Company is contemplating renewing the warrants to be exercised within 730 days at step up rates every 120 days post resumption of listing on the OTC:BB.

Shareholders' Equity (Unaudited):

	March 31,
	2008	2007
Share capital - Common Stock Class A	$108,126,822	$108,126,822
Reserve for Issue - Common Stock Class A	18,029,317	18,029,317
Preferred Shares	25,000	25,000
Total Share Capital	126,181,139	126,181,139
Paid in Capital	2,441,538	2,441,538
Retained Earnings	(26,439,544)	(25,788,464)
Net Income (Loss) for the year	(258,847)	(651,080)
Total shareholders' equity	$101,924,286	$102,183,133

About MineCore

MineCore is an exploration company, as defined under SEC Industry Guide 7. The Company's mission is to successfully identify, acquire and develop mineral properties with a program to commence mining operations and develop solid growth with profitable operations. MineCore is planning to bring its sapphire properties in Madagascar into production in 2010 upon successful financing to sustain operations and administration costs.

This Press Release contains forward-looking information within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934 and is subject to the Safe Harbor created by those sections. This material contains statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements provisions contained in the Private Securities Litigation Reform Act of 1995 and any amendments thereto. Such forward-looking statements by definition involve risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. In particular, there is no assurance that reserves, production, pricing levels or other factors pertaining to the mining and manufacturing operations will be sustained at the expected rates or levels over time. Discussions of factors, which may affect future results, are contained in our recent filings. Under no circumstances does this Press Release constitute an offer to sell or a solicitation of an offer to buy the securities of the company described in this Press Release in which such offer, solicitation or sale of securities would be unlawful prior to registration, qualification or filing under the securities laws of any jurisdiction.

Investor Relations Department:
Telephone: 1-408-907-4229
E-mail address: Email Contact
http://www.minecore.com/